SAFEGUARD SCIENTIFICS ANNOUNCES CHANGE IN STRATEGY AND OPERATIONS

Radnor, PA, January 17, 2018 — Safeguard Scientifics, Inc. (NYSE: SFE) (“Safeguard” or "the Company") today announced that Safeguard’s Board of Directors and management have determined to implement a change in the Company’s business strategy and operations. This decision follows an extensive review and assessment of options to increase shareholder value that was undertaken in consultation with financial and legal advisors. Under the new strategy, Safeguard will not deploy any capital into new Partner Company opportunities and will focus on supporting its existing Partner Companies and maximizing monetization opportunities for Partner Company interests to enable distributions of net proceeds to shareholders. The Company will consider initiatives including, among others: the sale of individual Partner Companies, the sale of certain Partner Company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value. Safeguard anticipates distributing to shareholders net proceeds from the sale of Partner Companies or Partner Company interests, as applicable, after satisfying the Company’s debt obligations and working capital needs.

Robert J. Rosenthal, Ph.D., Chairman of the Safeguard Board, said, “The Board and management team are focused on creating value for and returning capital to Safeguard shareholders. Safeguard’s Partner Companies continue to achieve strong growth and financial results. We believe that we are well positioned to realize the full potential of our interests in our Partner Companies, and will evaluate a variety of opportunities to monetize these interests in a timely manner while focusing on the most profitable outcomes. We are committed to maximizing shareholder value and will take actions that we believe are in the best interest of the Company and all shareholders.”

The Company also announced it is implementing an immediate initiative to generate annual cost savings of between $5 million and $6 million, which reflect changes in the Company’s personnel and operating cost requirements under the new strategy. Corporate expenses, excluding interest, depreciation and stock-based compensation were approximately $16 million in 2017.

Stephen T. Zarrilli, Safeguard’s President and CEO, said, “As we evaluated the best path forward for Safeguard, we concluded that a focused set of actions to maximize the realization of value from our assets is in the best interest of our shareholders. With this new strategy in place, we will immediately create a more streamlined organizational structure that will better position us to focus our resources on the highest-return opportunities while generating immediate cost savings. We also expect to realize additional savings over time as assets are monetized and resource needs are further decreased.”

The Company has not set a timetable for completion of the monetization and distribution process. However, the Board and management team recognize the value and benefit in achieving well-timed risk adjusted returns for the benefit of shareholders under an appropriate cost structure.

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About Safeguard Scientifics
Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, our substantial capital requirements and absence of liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACT:
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave@safeguard.com

MEDIA CONTACT:
Ed Trissel / Aura Reinhard
Joele Frank Wilkinson Brimmer Katcher
212.355.4449

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